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                               Exhibit 21

                           List of Subsidiaries

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          Name of Subsidiary                         State of Incorporation
Legg Mason Wood Walker, Incorporated.............................Maryland
Howard Weil Financial Corporation................................Louisiana
Howard, Weil, Labouisse, Friedrichs Incorporated (1).............Louisiana
Western Asset Management Company.................................California
Legg Mason Real Estate Services, Inc.............................Pennsylvania
Legg Mason Real Estate Services South, Inc. (2)..................Florida
Latimer & Buck of Florida Realty Services, Inc. (3)..............Florida
Dorman & Wilson, Inc.............................................Maryland
Dorman & Wilson Appraisal Services, Inc. (4).....................Maryland
LMMB, Inc........................................................Maryland
LM Merchant Banking, Inc.........................................Maryland
Legg Mason Financial Services, Inc. (5)..........................Maryland
LMWW Realty, Inc. (5)............................................Maryland
Legg Mason Fund Adviser, Inc.....................................Maryland
Legg Mason Capital Management, Inc...............................Maryland
Legg Mason Insurance Agency, Inc.................................Maryland
Legg Mason Realty Group, Inc.....................................Maryland
Legg Mason Realty Capital, Inc...................................Maryland
Legg Mason Tower, Inc............................................Maryland
LMRC Properties, Inc. (6)........................................Maryland
LM Unit Trust, Inc...............................................Maryland
Legg Mason Realty Partners, Inc..................................Maryland
Legg Mason Cellular, Inc.........................................Maryland
LMRC I, Inc......................................................Maryland
LMRC II, Inc.....................................................Maryland
LMRC IV, Inc.....................................................Maryland
LMRC V, Inc......................................................Maryland
Legg Mason Mortgage Corporation..................................Maryland
Legg Mason Trust Company.........................................Maryland
Legg Mason Insurance Agency of Massachusetts, Inc................Massachusetts
Howard Weil Mortgage Corp (1)....................................Louisiana
Government Finance Group, Incorporated...........................Maryland
BFP Financial Partners, Inc......................................Maryland
The Fairfield Group, Inc.........................................Pennsylvania
GSH & Co., Inc...................................................New York
Gray, Seifert & Co., Inc. (7)....................................New York
Batterymarch Financial Management, Inc...........................Maryland
Orchard Financial Services, Inc..................................Maryland


(1)  Subsidiary of Howard Weil Financial Corporation
(2)  Subsidiary of Legg Mason Real Estate Services, Inc.
(3)  Subsidiary of Legg Mason Real Estate Services South, Inc.
(4)  Subsidiary of Dorman & Wilson, Inc.
(5)  Subsidiary of Legg Mason Wood Walker, Incorporated
(6)  Subsidiary of Legg Mason Realty Capital, Inc.
(7)  Subsidiary of GSH & Co., Inc.